Exhibit 99.1

Bear Stearns 18th Annual Technology/Communications/Internet Conference

This presentation contains forward-looking statements regarding InterDigital’s current beliefs, plans and expectations as to: (i) our strategy; (ii) our future growth potential in cash flow; (iii) our projected second quarter 2007 recurring revenues; (iv) future global mobile device sales and market opportunities; (v) growth in our 3G patent licensing program; (vi) our schedule for the delivery of engineering samples of our dual mode 2G/3G HSDPA/HSUPA modem ASIC; (vii) our ability to complete our ASIC as a commercial offering by the end of 2007; (viii) the competitive advantages of our ASIC and PC card reference platform; and, (ix) our ability to enter into IP agreements associated with our ASIC offering. Such statements are subject to risks and uncertainties. Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors including, but not limited to: (i) the market relevance of our technologies and changes in technology preferences of strategic partners or consumers; (ii) unanticipated technical or resource difficulties or delays related to further development of our technologies and products; (iii) our ability to leverage or enter into new customer agreements or strategic relationships; (iv) our ability to enter into additional patent license agreements; (v) changes in expenses related to our technology offerings and operations; (vi) potential difficulties in the production of ASIC samples; (vii) whether we have the appropriate financial assets and/or cash flows to support debt; (viii) unfavorable outcomes in patent disputes; (ix) changes in the market share and sales performance of our primary licensees, and any delay in receipt of quarterly royalty reports from our licensees; and, (x) changes or inaccuracies in market projections.

Shaping the Future of Digital Wireless Technologies Invent Wireless Technologies Contribute to Standards License Patents Develop Wireless Products 30+ Year Digital Cellular Technology Pioneer Thousands of patents worldwide Inventions used in every mobile device Key Contributor to Standards 2G, 3G, and the future - 4G and beyond Wireless LAN & Mobility/Convergence Provider of Complete 3G Modems Validated solutions moving to silicon Synergy with patent licensing Highly Successful Licensor Patents have generated over $1 billion in cash Licensing leading manufacturers\

The Mobile Device Market Opportunity Over 1.2 Billion Mobile Devices Expected to Ship by 2010 1,000 1,200 0 200 400 600 800 2004 2005 2006 2007 2008 2009 2010 Millions of units 2G/ 2.5G 3G (CDMA) 3G (WCDMA) Sixty Percent of Mobile Devices Expected to be 3G by 2010 0 100 200 300 400 500 600 700 800 2004 2005 2006 2007 2008 2009 2010 3G (CDMA) 3G (WCDMA) Our Goal - Secure Cash Flow On E
very 3G Mobile Device

Innovation Drives Patent Licensing Success ► Strong Patent Portfolio - 2G/3G Cellular and Emerging Technologies ⑀⍽ 3,000+ Patents Issued in U.S and Worldwide and growing ⑀⍽ Ranked 94 among companies worldwide with patents issued from USPTO ► Major Accomplishments for 2006 ⑀⍽ LG Electronics - $285 million - new 2G/3G licensee ⑀⍽ Nokia - $253 million - royalty dispute resolved ⑀⍽ Samsung - $134 million arbitration award ► First Quarter 2007 - Strong Results ⑀⍽ Strong free cash flow * ⑀⍽ Net Income - $17.7 million, $0.34/share ⑀⍽ Revenue $67.8 million, up 31% ► Very Solid and Growing Position in 3G Market ⑀⍽ 30 - 40% of
 WCDMA and cdma2000® mobile devices licensed * InterDigital defines “free cash flow” as operating cash flow less purchases of property and equipment and investments in patents.

Solid Recurring Revenue Base * Excludes revenues for past sales $0 $10 $20 $30
$40 $50 $60 $70 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Est. Recurring Royalties * Tech Solutions Q2 Forecast $ in Millions 2006 2005 2007 $52.5 - $54 million

Strong Free Cash Flow * Drives Shareholder Value $0 $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 2007 Cash & Short-term Investments Solid Balance Sheet $0 $50 $100 $150 $200 $250 $300 2003 2004 2005 2006 Q1 2007 Share Repurchases Development Expense $ in Millions $ in Millions * As of April 30, 2007 * Investing in the Business March 31 * InterDigital defines “free cash flow” as oper ating cash flow less purchases of property and equipment and investments in patents.

Moving IP to Silicon Brings New Opportunities


2005
2006
2007
2008
IP Blocks
Full Modem Solution
ASICs

Provides Validation	Broadens Market Opportunity	Can Drive Significant Value
NXP *(formerly Philips)*: 3G HSDPA ASIC design	**General Dynamics**: 3G WCDMA modem	**InterDigital**: 2G/3G Dual Mode baseband ASICS with HSDPA/HSUPA
Infineon: WCDMA and HSDPA terminal unit protocol stack		

InterDigital
© 2007 InterDigital Communications Corporation. All rights reserved.
8

0 200 400 600 800 1000 1200 1400 1600 1800 2000 2002 2003 2004 2005 2006 2007 2008 2009 2010 2G 3G / Wireless Broadband Basic Mobile Phones Basic Mobile Phones Feature/Smart Phones Feature/Smart Phones Data Data-Centric Centric Devices Devices Projected Annual Mobile Device Shipments (M units) Mobile

Optimized solutions for distinct market segments 0 200 400 600 800 1000 1200 1400 1600 1800 2000 2002 2003 2004 2005 2006 2007 2008 2009 2010 High Performance Modem Technology High Performance Modem Technology Baseband Designs Dual Mode Modem Technology (IP) Protocol Software Basic Mobile Phones Feature / Smart Phones Data-Centric Devices Enabling semiconductor suppliers to compete in the feature / smart phone market with highperformance modem technology Enabling data-centric specialty device manufacturers with high-performance baseband chip and reference designs Complete Dual Mode Baseband Chip Baseband Chip Reference Platforms IP validated in silicon Source: Strategy Analytics

Future Growth Potential in Cash Flow $800 $600 $400 $200 $1.00 $1,200 $900 $600 $300 $1.50 $1,600 $1,200 $800 $400 $2.00 Annual Gross Margin Potential in 2010 ($ millions) 25% 50% 75% 100% Essential patent position drives market penetration Product drives value per device ►Today we derive cash flow on 30 - 40% of 3G mobile devices sold Gross Margin = Royalties + Chip Sales - COGS

What to Look for in 2007 ►3G licenses ⑀⍽ Add new 3G licensees ⑀⍽ Build momentum for 2008 and beyond ►Product development initiative goals ⑀⍽ IP Agreements ⑀⍽ Engineering samples by end of summer ⑀⍽ Commercial offering by end of year ►Leveraging capital ⑀⍽ Future technology development for 4G and beyond ⑀⍽ Product development around ASICs ⑀⍽ Opportun ities to create additional shareholder value

Bear Stearns 18th Annual Technology/Communications/Internet Conference June 11, 2007